Exhibit 99.1

McEwen Mining: CFO on Temporary Medical Leave

TORONTO, January 11, 2022 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports that Anna Ladd-Kruger, the Company’s Chief Financial Officer, is temporarily on leave for health reasons. She is expected to return to regular duties in the near future. During Mrs. Ladd-Kruger’s absence, other executive officers of the Company will assume her duties, including Segun Odunuga CPA, CA, MBA, Vice President, Corporate Controller, who will take responsibility for the management of the financial team and who will act as temporary principal financial officer until further notice.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also has a large exposure to copper through its subsidiary McEwen Copper, owner of the giant Los Azules copper deposit in Argentina.

CONTACT INFORMATION:

Investor Relations: (866)-441-0690 Toll-Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9